Attachment O

RULE 10f-3 REPORT FORM

Record of Securities Purchased
Under The Trusts Rule 10f-3 Procedures

1. Name of Portfolio: Roszel/Neuberger Berman Small Cap Growth Portfolio
2. Name of Issuer: The Advisory Board Company
3. Date of Purchase: November 12, 2002
4. Underwriter from whom purchased:  Deutsche Bank Securities Inc.
5. Affiliated Underwriter managing or participating in underwriting syndicate: Merrill Lynch, Pierce, Fenner & Smith Incorporated
6. Aggregate principal amount of purchase by all investment companies advised by the Advisor or Subadviser: 83,550
7. Aggregate principle amount of offering: 3,750,000
8. Purchase price (net of fees and expenses): $29.00
9. Date offering commenced: November 12, 2002
10. Offering price at close of first day on which any sales were made: $29.00
11. Commission, spread or profit: 4.72%		$1.37/share

 RULE 10f-3 REPORT FORM

Record of Securities Purchased
Under The Trusts Rule 10f-3 Procedures


1. Name of Portfolio:  Roszel/Seligman Mid Cap Growth Portfolio
2. Name of Issuer:  Seagate Technology STX
3. Date of Purchase:  12/11/02
4. Underwriter from whom purchased:  Morgan Stanley & Salomon Smith Barney
5. Affiliated Underwriter managing or participating in underwriting syndicate: See below
6. Aggregate principal amount of purchase by all investment companies advised by the Subadvisor: $33,000,000
7. Aggregate principal amount of offering:  $870,000,000
8. Purchase price (net of fees and expenses):  $12
9. Date offering commenced:  12/11/02
10. Offering price at close of first day on which any sales were made:  $12
11. Commission, spread or profit:		$.33/share




Item #5

72,500,000 Shares
Seagate Technology, Inc.
Initial Public Offering

							Number of
Name                                                       			    Shares
Morgan Stanley & Co. Incorporated			14,137,500
Salomon Smith Barney Inc.				14,137,500
Goldman, Sachs & Co.					 9,787,500
J.P. Morgan Securities Inc.				 9,787,500
Bear Stearns & Co., Inc.					 2,610,000
Credit Suisse First Boston Corporation			 2,610,000
Lehman Brothers Inc.					 2,610,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		 2,610,000
Thomas Weisel Partners LLC				 2,610,000
Blaylock & Partners, L.P.					 1,450,000
CMG Institutional Trading, LLC				 1,450,000
A.G. Edwards & Sons, Inc.				 1,450,000
Pacific Crest Securities, Inc.				 1,450,000
Pacific Growth Equities, Inc.				 1,450,000
Prudential Securities Incorporated				 1,450,000
RBC Dain Rauscher Inc.					 1,450,000
SoundView Technology Corporation			 1,450,000
							72,500,000